Exhibit 99.1

Digital Recorders, Inc. Announces Preliminary First Quarter 2004
Revenue Estimates

    DALLAS--(BUSINESS WIRE)--April 19, 2004--Digital Recorders, Inc. (Nasdaq:TBUS):

    --  Revenue Up Approximately 11 Percent

    --  Management Preliminarily Expects to Report a Profit

    Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today that first quarter 2004 sales were approximately $12.1 million, or an increase of about 11 percent over same-period results a year ago.
    "Overall, both consolidated domestic and consolidated international operations preliminarily are showing an increase in revenue for first quarter 2004. Additionally, we preliminarily expect to report a profit on this revenue level. For the same quarter last year, we reported revenue of $10.9 million and a loss of $211,466," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    Long-Term Outlook

    "Our outlook for the next 12 months to 18 months indicates top-line growth into the $55 million to $60 million annualized revenue range without including any possible significant corporate acquisitions. On that revenue range, we would expect to report a profit for fiscal year 2004 before considering any non-cash financing charges should any materialize related to further financing activities of the Company. Supporting that outlook is an array of new products and new served markets, most of which we launched in fiscal year 2003, and that are now part of our on-going business. Through several specific actions, the Company now has achieved period-over-period product and operating expense reductions that could potentially result in approximately $1.4 million of annualized cost savings in fiscal year 2004," Mr. Turney said.

    Annual Meeting of Shareholders Reminder

    The Annual Meeting of Shareholders will be held Wednesday, May 26, 2004, at 10 a.m. (Eastern) at the Radisson Governor's Inn located at Interstate 40 at Davis Drive (Exit 280) in Research Triangle Park, N.C. Shareholders of record at the close of business on Thursday, April 8, 2004, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

    About the Company

    Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    Forward-Looking Statements

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationships with its lenders and creditors. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements and the risks associated with our business.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com